, 1998


Mason Hill & Co., Inc.
110 Wall Street
New York, New York 10005

Ladies and Gentlemen:

     In order to induce Mason Hill & Co., Inc. (the "Underwriter") to enter into an underwriting agreement with respect to the proposed public offering (the "Offering") of up to _______ shares of common stock, $.001 par value per share (the "Common Stock") of Pride Automotive Group, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form SB-2, Registration No. 333- (the "Registration Statement"), the undersigned, as the beneficial owner of _______ shares of Common Stock (the "Securities"), covenants and agrees for the benefit of the Company and the Underwriter to abide to the following terms and conditions of this Agreement:

     1. For a period of twenty-four (24) months subsequent to the date upon which the Securities and Exchange Commission (the "Commission") declares the Registration Statement filed with the Commission effective under the Securities Act of 1933, as amended (the "Act"), the undersigned will not, without the prior written consent of the Underwriter, offer, pledge, sell, transfer, assign, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, pursuant to Rule 144 promulgated under the Act ("Rule 144") or otherwise, any shares of the Common Stock beneficially owned by the undersigned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

     2. To enable the Underwriter to enforce the aforesaid covenants, the undersigned hereby consents to the placing of restrictive legends consistent with this Agreement upon the Securities and to the entry of stop-transfer orders consistent with this Agreement on the books and records of the transfer agent of the Securities with respect to any Securities registered in the undersigned's name or beneficially owned by the undersigned. The Company agrees to instruct the transfer agent to place such legends and enter such stop-transfer orders and not to transfer any Securities without the consent of the Underwriter as set forth herein.

Mason Hill & Co., Inc.
________, 1998
Page 2



     3. The undersigned understands that the Company and the Underwriter will rely upon this Agreement if they proceed with the Offering. The provisions of this Agreement shall be binding upon the undersigned and the successors, assigns, heirs, and personal representatives of the undersigned.


                                                               Very truly yours,


                                                                      Signature:



                                        Print Name:_____________________________


Accepted and Agreed to:
PRIDE AUTOMOTIVE GROUP, INC.



By:______________________________________
         Name:             Alan Lubinsky
         Title:            President